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                          ELECTRONIC HAIR STYLING, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                                               CUSIP 285722 10 4

THIS CERTIFIES THAT                [LOGO]             SEE REVERSE FOR CERTAIN
                                                    DEFINITIONS AND A STATEMENT
                                                  AS TO THE RIGHTS, PREFERENCES,
                                                   PRIVILEGES AND RESTRICTIONS
                                                             ON SHARES

IS THE RECORD HOLDER OF

    FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $.01 PAR VALUE, OF
                          ELECTRONIC HAIR STYLING, INC.

transferable on the books of the Corporation in person or by duly authorized attorney on surrender of this Certificate properly endorsed. This Certificate shall not be valid until countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Corporation and the signatures of its duly authorized officers.

DATED:                                                     /s/ Don G. Hoff

COUNTERSIGNED AND REGISTERED          [SEAL]             CHAIRMAN OF THE BOARD
  AMERICAN SECURITIES TRANSFER, INC.                 AND CHIEF EXECUTIVE OFFICER
          P.O. Box 1596
     Denver, Colorado 90201
                    TRANSFER AGENT AND REGISTRAR
                                                          /s/ John D. Hellman

          AUTHORIZED SIGNATURE                          CHIEF FINANCIAL OFFICER